Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2004, except as to Note 18, which is as of February 17, 2004 relating to the financial statements, and our report dated January 23, 2004 related to the financial statement schedule of Mattson Technology, Inc., which appears in Mattson Technology, Inc’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California November 9, 2004